UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2007
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 8.01   OTHER EVENTS.
     On April 16, 2007, UCBH Holdings, Inc. (the “Company”) filed a proxy statement with the Securities and Exchange Commission relating to its 2007 Annual Meeting of Stockholders to be held on May 17, 2007. In the proxy statement, the Company submitted a proposal to approve amendments to the UCBH Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Plan”).
     In response to external feedback, the Company reaffirms its longstanding policy that it will not reduce the exercise price of an option, amend or cancel an option for the purpose of repricing, replacing or regranting the option with a reduced exercise price, or buy out an option previously granted for cash or other consideration without the prior approval of the Company’s stockholders. To this end, the Board of Directors will amend the Plan in accordance with this policy at the Company’s next regularly scheduled Board of Directors meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: May 8, 2007	By:	/s/ Jonathan H. Downing
Jonathan H. Downing
Executive Vice President Director of Corporate Development and Investor Relations